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GT Global, Inc.
General Distributor and Principal Underwriter of the GT Global Mutual Funds 50 California Street
27th Floor
San Francisco, CA 94111-4624
415-392-6181
To:  ____________________________________
     ____________________________________
     ____________________________________

Re: DEALER AGREEMENT-CLASS A AND CLASS B SHARES

Financial Adviser:

GT Global, Inc. ("Us" or "We"), as general distributor and principal underwriter, as such term is defined in the Investment Company Act of 1940 ("1940 Act"), of the shares of the mutual funds that now or hereafter may be included in the GT Global Mutual Funds ("Funds;" each individually a "Fund"), agrees to sell to you, as dealer for your account, Class A shares and Class B shares issued by the Funds, subject to any limitations imposed by any of the Funds and subject to confirmation by Us in each instance. In addition, you are authorized to tender Class A shares and Class B shares directly to the Funds or their agent for redemption subject to the applicable terms set forth in the respective Class A and Class B distribution agreements between Us and the Funds.

1. (a) You are authorized to offer and sell Class A shares only at the public offering price next determined after the order is received, in accordance with the terms of the then current Prospectuses of the respective Funds. We shall provide you with appropriate compensation for selling such shares, in accordance with the current schedule of dealer compensation which may be obtained from us upon request. For the Class A shares, to the extent We reallow the full amount or substantially all of the initial sales charge to you, you may be deemed to be an underwriter of the Class A shares under the Securities Act of 1933. We will consider any order you place for Class A shares to be the total holdings of Class A shares by the investor, and We will treat all orders as not entitled to any reduced sales charge beyond that accorded to the amount of the purchase order as determined by the schedule set forth in the applicable Fund's then current Prospectus, unless you advise Us otherwise when you place the order.

(b) You are to offer and sell Class B shares only at the public offering price, which is the next determined net asset value per share after the order is received, in accordance with the terms of the then current Prospectuses of the respective Funds. We shall provide you with appropriate compensation for selling such shares, in accordance with the current schedule of dealer compensation which may be obtained from Us at any time upon request.

(c) With respect to Paragraphs 1(a) and 1(b) above as applicable, You agree to apply any scheduled variation in or waiver of sales charges uniformly to your customers meeting the qualifications specified in the applicable Fund's then current Prospectus.

2. You agree to provide personal service and/or maintain shareholder accounts, in accordance with the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice, as those terms are used thereunder. For these services, in addition to the compensation, if any, provided for in Paragraph I (a) or I
(b) of this Agreement, as applicable, We agree to pay you a quarterly fee, based on the average total value of shares held during the quarter in accounts on which you are identified on each Fund's records as the broker/dealer of record, as set forth in the schedule referred to in Paragraph I (a) or I (b) above, as applicable. This quarterly fee shall be payable with respect to Class A shares or Class B shares of a Fund only for so long as the respective plans of distribution adopted pursuant to Rule 12b- 1 under the 1940 Act, as described in the applicable Fund's then current Prospectus, remain in effect. In addition,
(i) you understand and agree that you shall not be paid such quarterly fee until We are in receipt of the service and distribution fees described in the applicable Fund's then current Prospectus for the period in which you provide the services described above, and (ii) our liability to you for the payment of such quarterly fee is limited solely to the portion of that Fund's service and distribution fees equal to the percentage of the Fund's assets represented by your customer accounts. You agree to provide to Us


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at least annually a description of the services provided by You pursuant to this paragraph. We reserve the right at any time to impose minimum fee payment thresholds before any quarterly fees will be paid to you hereunder and to cease payment of quarterly fees upon notice to you.

3. We reserve the right to cancel this Agreement at any time without notice if any Class A shares or Class B shares are offered for sale by you at other than the then current public offering price determined by or for the respective Funds, according to Paragraphs I (a) or I (b) above, as applicable. We reserve the right to suspend sales or withdraw the offering of Class A shares or Class B shares, without notice and at our sole discretion. We reserve the right to reject any purchase order at our sole discretion.

4.   (a)    Any repurchases of Class A shares will be made at the net asset value of such shares in accordance with the then current Prospectus of the applicable Fund. Any such Class A shares presented to Us for redemption will be redeemed at the net asset value of such shares in accordance with the then current Prospectus of the applicable Fund; provided that redemptions of certain Class A shares may be subject to the imposition of a contingent deferred sales charge ("CDSC Class A shares") as set forth in the then current Prospectuses or the respective Funds. Repurchases of CDSC Class A shares will be made at the net asset value of such shares, less any applicable contingent deferred sales charges, as set forth in the then current Prospectus of the applicable Fund. You agree to immediately present to Us the amount of the contingent deferred sales charge to which such repurchases are subject. Any CDSC Class A shares presented to Us for redemption will be redeemed at the net asset value of such shares, less any applicable contingent deferred sales charge, as set forth in the then current Prospectus of the applicable Fund.

(b) Any repurchases of Class B shares will be made at the net asset value of such shares, less any applicable contingent deferred sales charges, as set forth in the then current Prospectus of the applicable Fund. You agree to present immediately to Us the amount of the contingent deferred sales charge to which such repurchases are subject. Any Class B shares presented to Us for redemption will be redeemed at the net asset value of such shares, less any applicable contingent deferred sales charges, as set forth in the then current Prospectus of the applicable Fund.

5.   (a)    No person is authorized to make any representations concerning Class
A shares or Class B shares of the Funds except those contained in the then current Prospectuses, Statements of Additional Information, Rule 482 advertisements ("Omitting Prospectuses"), and other printed sales literature authorized and issued by Us or the Funds' investment manager and administrator, Chancellor LGT Management, Inc. ("Chancellor LGT") for public use. You agree to indemnify the Funds, Us, Chancellor LGT and the Funds' transfer agent, GT Global Investor Services, Inc. ("Transfer Agent"), and all directors, trustees, officers and employee of each of them, for any loss, injury, damage, expense or liability arising from or based upon any alleged or untrue statements or representations made by you, other than statements contained in the Prospectuses, Statements of Additional Information, Omitting Prospectuses or authorized printed sales literature.

(b) We will furnish you, without charge and upon request, reasonable quantities of the Funds' Prospectuses, Statements of Additional Information, periodic shareholder reports and printed sales literature authorized by Us for public use, for your use in accordance with the legends thereon.

(c) You agree to distribute Prospectuses and Statements of Additional Information and shareholder reports to your customers in compliance with applicable regulatory requirements, except to the extent that We or our affiliates expressly undertake to do so on your behalf.

(d) You agree not to use other advertising and sales material relating to the Funds, unless you have applied for and obtained pre-clearance of such advertisements from the NASD and such material has also been approved in writing by Us in advance of such use.

(e) In the event that We make a referral to you of a potential investor and such referral results in a sale of Class A shares or Class B shares of the Funds, You shall be obligated to forward such communications from Us to such shareholder as We shall request, at no cost or charge to Us.

(f) Any printed information furnished by Us other than the current Prospectuses and Statements of Additional Information of the Funds, periodic shareholder reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you regarding such printed information unless expressly assumed in connection therewith. You agree not to distribute any Fund's periodic shareholder report without first or concurrently delivering to the investor a then current Prospectus of such Fund.

6. Upon request, We will furnish you with public offering prices for the Class A shares and the Class B shares in accordance with the then current Prospectuses of the respective Funds, and you agree to quote such prices subject to confirmation by Us on any Class A shares or Class B shares offered by you for sale. Your attention is called specifically to


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the fact that each price is always subject to confirmation, and will be the price next determined after receipt of an order.

7. Under this Agreement you agree to act only as a principal in all transactions with respect to Class A or Class B shares between Us and you. You are not authorized to act as agent for the Funds, Us or any other dealer in any respect. In purchasing of selling Class A shares or Class B shares hereunder you agree to rely only upon the applicable then current Prospectuses and Statements of Additional Information and upon such written representations as may hereafter be made by us to you over our signature. You also agree that every effort shall be made by you to place Class A shares or Class B shares on an investment basis.

8. (a) Each party hereto represents that it is a member of the NASD and agrees to notify the other party should it cease to be a member of the NASD. Each party further agrees to abide by all of the NASD Rules of Fair Practice, including, without limitation, the following provisions:

     (i) You shall not withhold placing customers' orders for any Class A shares or Class B shares so as to profit yourself as a result of such withholding. You shall not purchase any Class A shares or Class B shares from the Funds except for the purpose of covering purchase orders already received by you, and you shall not purchase any Class A shares or Class B shares from Us other than for bona fide investment, or for the purpose of covering purchase orders already received.

     (ii) If any Class A shares or Class B shares purchased by you are repurchased by the Fund which issued such shares or by Us for the account of that Fund, or are tendered for redemption, within seven (7) business days after confirmation by Us of the original purchase order for such Class A shares or Class B shares, no quarterly fees, or other compensation will be payable to you with respect to such shares, as set forth under Paragraphs 1 and 2 above, as applicable, and you shall forthwith refund to Us the full amount of such fees and compensation, if any, allowed to you on the original sale. Notice will be given to you of any such repurchase or redemption within ten (10) business days of the date on which the redemption is requested or share certificates are tendered to Us or to such Fund. Termination or cancellation of this Agreement does not relieve you from the requirements of this subparagraph.

     (iii) Neither party to this Agreement shall, as principal, purchase any Class A shares or Class B shares from a record holder at a price lower than the net asset value next determined by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Class A shares for the account of a record holder to Us or to the Fund which issued such Class A shares at the net asset value then quoted by or for such Fund and charging the investor a fair commission or service charge for handling the transaction. For those Class A shares or Class B shares, upon which a contingent deferred sales charge has been imposed, nothing in this subparagraph shall prevent you from selling such Class A shares or Class B shares for the account of a record holder to Us or to the Fund which issued such shares at the net asset value then quoted by or for such Fund, less any applicable contingent deferred sales charges, and charging the investor a fair commission or service charges for handling the transaction.

     (iv) You shall purchase Class A shares or Class B shares only from Us or from your customers.

(b) You agree that you will have the responsibility to supervise all sales representatives appointed by you under this Agreement.

9. We shall not accept from you any conditional orders for Class A shares or Class B shares. Delivery of share certificates, if any, for Class A shares or Class B shares purchased shall be made by the Funds only against receipt of the purchase price. If payment for the Class A shares or Class B shares purchased is not received within seven (7) days, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Fund (in which case you will be responsible for any loss, including loss of profit, suffered by the Fund resulting from your failure to make payment as aforesaid), or, at our option, We may sell the Class A shares or Class B shares ordered back to the Fund (in which case We may hold you responsible for any loss, including loss of profit suffered by Us resulting from your failure to make payment as aforesaid).

10. You will not offer or sell any of the Class A shares or Class B shares except under circumstances that will result in compliance with the applicable federal and state securities laws. In connection with sales and offers to sell Class A shares or Class B shares of a Fund, you will furnish each person to whom any such sale or offer is made with a copy of the applicable then current Fund Prospectus, prior to or concurrently with the receipt of any order. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by Us herein. Nothing herein, however, shall be deemed to be a condition, stipulation or provision permitting any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission, or relieving the parties hereto from any liability arising under the Securities Act of 1933.

11. If you use telephonic, telex or telegraphic means to transmit orders, exchanges or redemptions on behalf of your customers for Class A shares or Class B shares, you hereby agree to indemnify the Funds, Us, Chancellor LGT, the Transfer Agent and all directors, trustees, officers, and employees of each, for any loss, injury, damage, expense or liability (including reasonable attorney fees) as a result of our actions based on such telephonic, telex or telegraphic order,


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exchange or redemption request if your order, exchange or redemption request is erroneous or not authentic but We, in good faith act on such request, or if We have refused to execute such request for any reason.

12. You will not knowingly sell Class A shares or Class B shares of any Fund to any investment company, whether or not registered with the Securities and Exchange Commission, if after such sale, such investment company and its controlled companies would own more than three (3) percent of the total outstanding shares of the Fund, or if after such sale, such investment company and other investment companies directly or indirectly will own more than ten (10) percent of the total outstanding shares of the Fund.

13. Either party hereto may cancel this Agreement upon ten (10) days' written notice to the other party. This Agreement may be amended by Us at any time upon written notice to you, and your placing of any order after the effective date of any such amendment shall constitute your acceptance thereof.

14. You agree to comply with, and adopt as part of your internal guidelines for sales compliance, our policies regarding the sale of Class A shares and Class B shares of the Funds, as provided to you from time to time.

15. All communications to Us should be sent to the address written above. Any notices to you shall be duly given if mailed, taxed or telegraphed to you at the address specified below. This Agreement shall be binding upon receipt by Us in San Francisco, California, of a counterpart hereof duly accepted and signed by you, and shall be construed in accordance with the laws of the State of California. This Agreement shall replace any prior agreement between Us and shall constitute the entire agreement between the parties with respect to the matters addressed.

                                       GT GLOBAL, INC.





                                       By: /s/ WILLIAM J. GUILFOYLE
                                          -------------------------------
                                          William J. Guilfoyle, President



Accepted:
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GT Global, Inc.
Fifty California Street
27th Floor
San Francisco, CA   94111-4624
415-392-6181


  To:       _________________________________________________________

            _________________________________________________________

            _________________________________________________________

  RE: SUPPLEMENTARY DEALER AGREEMENT -- GT GLOBAL FLOATING RATE FUND, INC.


Reference is made to the Dealer Agreement ("Dealer Agreement") previously entered into between you and G.T. Global Financial Services, Inc. (now named GT Global, Inc.) ("Us" or "We"), as general distributor and principal underwriter, as such term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), of the shares of the mutual funds that now or hereafter may be included in the GT Global Group of Funds, including to Paragraph 13 of such Dealer Agreement relating to notice of amendments and amendments thereto.

This Supplementary Dealer Agreement ("Supplementary Agreement") relates solely to shares of the common stock of GT Global Floating Rate Fund, Inc. ("Floating Rate Fund"), a closed-end investment company registered under the 1940 Act. Shares of the Floating Rate Fund being offered to the public will be registered under the Securities Act of 1933, as amended. Shares of the Floating Rate Fund are expected to be offered during an initial subscription period ("Subscription Period"), and thereafter during an offering period that may continue indefinitely ("Continuous Offering Period"). The Subscription Period, the Continuous Offering Period, shares of the Floating Rate Fund and certain of the terms on which such shares are being offered are more fully described in the enclosed prospectus of the Floating Rate Fund ("Prospectus").

Subject to the foregoing, We offer to sell to you, as dealer for your account, shares of common stock issued by the Floating Rate Fund, subject to any limitations imposed by the Floating Rate Fund and subject to confirmation by Us in each instance.

1. You are to offer and sell shares of the Floating Rate Fund only at the public offering price, which, (a) during the Subscription Period, shall be $10 per share, and (b) during the Continuous Offering Period, shall be the next determined net asset value per share after the order is received, in accordance with the terms of the then current Prospectus. We shall provide you with appropriate compensation for selling such shares, as set forth in the then current Prospectus. You expressly acknowledge and understand that there is no Rule 12b-1 Plan for the Floating Rate Fund, and that in no event will the Floating Rate Fund pay, or have any obligation to pay, any compensation directly to you.

2. You agree that with respect to orders for shares of the Floating Rate Fund, you will transmit such orders received during the Subscription Period to Us within the time period as specified in the Prospectus (or in the time period as extended by Us in writing). You also agree to transmit any customer order received during the Continuous Offering Period to Us prior to the time that the public offering price for shares of the Floating Rate Fund is next determined after your receipt of such order as set forth in the Prospectus. There is no assurance that the Floating Rate Fund will engage in a continuous offering of shares.

3. Paragraphs 3, 5, 6, 7, 8(a)(i), 8(b), 9, 10, 11, 12, 13, and 15 of the
Dealer Agreement shall apply to this Supplementary Dealer Agreement as though the Floating Rate Fund were a "Fund," and shares of the Floating Rate Fund were "Class B shares," as described in these referenced paragraphs of the Dealer Agreement, except that, with respect to Paragraphs 3, and 6, the public offering price during the Subscription Period of the shares of the Floating Rate Fund shall be $10 per share.

4. You expressly acknowledge and understand that:

   (a) Shares of the Floating Rate Fund will not be repurchased by either the Floating Rate Fund (other than through tender offers from time to time, if any) or by Us and that no secondary market for such shares exists currently, or is expected to develop. Any representation as to a tender offer by the Floating Rate Fund, other than that which is set forth in the Floating Rate Fund's then current Prospectus, is expressly prohibited.

   (b) An early withdrawal charge payable to Us will be imposed on shares accepted for tender by the Floating Rate Fund which have been held for less than four full years, as set forth in the Prospectus.

   (c) In the event your customer cancels his or her order for shares after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through Us.

5. You agree that if any shares purchased by you are tendered for repurchase, pursuant to a tender offer by the Floating Rate Fund, within __________ (__) business days after confirmation by Us of the original purchase order for such shares, no compensation will be payable to you with respect to such shares, as set forth under Paragraph 1 above, and you shall forthwith refund to Us the full amount of such compensation, if any, allowed to you on the original sale. Termination or cancellation of this Supplementary Agreement does not relieve you from the requirements of this paragraph.

6. You hereby covenant that, unless and until otherwise notified by Us:

   (a) You will not make a secondary market in any shares of the Floating Rate Fund;

   (b) You will not purchase or hold shares of the Floating Rate Fund in inventory for the purpose of resale in the open market or to your customers; or

   (c) Without consent by Us, you will not repurchase shares of the Floating Rate Fund in the open market or from your customers for any account in which you have a beneficial interest.

7. This Supplementary Agreement shall be construed in accordance with the laws of the State of California, and shall replace any prior agreement between Us and you regarding the offer and sale of shares of common stock of the Floating Rate Fund, and shall constitute the entire agreement between the parties with respect to the matters addressed.

8. Either your acceptance below, or your first order placed pursuant to this Supplementary Agreement for purchase of shares of the Floating Rate Fund, shall represent your acceptance of this Supplementary Agreement.

GT GLOBAL, INC.

   By:       _________________________________________________________
             [Authorized Signatory]

Please return one signed copy of this Supplementary Agreement to:

GT Global, Inc.
Fifty California Street 27th Floor
San Francisco, CA 94111-4624

ACCEPTED

   Firm Name:_________________________________________________________

   By:       _________________________________________________________

   Address:  _________________________________________________________

   Date:     _________________________________________________________